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EXHIBIT 10.32(d)

GUARANTY

        This GUARANTY, dated as of December 1, 2000, is made by AAMES FINANCIAL CORPORATION, a corporation organized under the laws of the State of Delaware ("Guarantor"), in favor of Lehman Brothers Bank, FSB, a corporation organized under the laws of the State of New York ("Lehman").

        As an inducement to and in consideration for Lehman to enter into the Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans dated as of the date hereof (the "Repurchase Agreement") between Lehman and Aames Capital Corporation, a wholly-owned subsidiary of the Guarantor ("Aames"), the Guarantor hereby unconditionally and irrevocably guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all obligations of Aames now or hereafter existing under the Repurchase Agreement (such obligations being the "Obligations"), and agree to pay any and all expenses incurred by Lehman in enforcing any rights under this Guaranty. This Guaranty is a guaranty of payment and not of collection. Lehman shall not be required to exhaust any right to remedy or take any action against Aames, any guarantor, any other person, any collateral or any credit support.

        The Guarantor guarantees that the Obligations will be paid or performed strictly in accordance with their terms. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of any defense whatsoever available to Aames or a guarantor, including but not limited to the following: (a) any lack of validity or enforceability or any Obligation or any agreement or instrument related thereto; (b) any change in the time, manner or place of payment or performance of, or in any term of, all or any of the Obligations, or any other amendment or waiver of or any consent to the departure from any Obligation or any agreement or instrument related thereto; (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or (d) any law, regulation or order of any jurisdiction affecting or purporting to affect any terms of any Obligation or of any agreement or instrument relating thereto or any of Lehman's rights with respect thereto (including, without limitation, any stay imposed by the Federal bankruptcy laws).

        This Guaranty is a continuing guaranty and shall remain in full force and effect until the Obligations have been paid in full.

        The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations or this Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of any of the Obligations is rescinded or must otherwise be returned by Lehman upon the insolvency, bankruptcy or reorganization of Aames or otherwise, all as though such payment had not been made.

        The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Lehman and shall forthwith be paid to Lehman to be applied to the Obligations, whether matured or unmatured, in accordance with the terms of such Obligations and any related agreement or instrument.

        Any and all payments made by the Guarantor hereunder shall be made free and clear of and without deduction from any and all present and future taxes, levies, deductions, charges or withholdings and all liabilities with respect thereof, excluding taxes imposed on Lehman's income and franchise taxes imposed on Lehman by the jurisdiction under which Lehman is organized.

        All notices hereunder shall be in writing and sent or delivered:

  if to Lehman:

  c/o Lehman Brothers Bank, FSB
  3 World Financial Center
  New York, New York 10285
  Attention: Fred Madonna and Steven Becker

  if to the Guarantor:

  350 South Grand Avenue
  Los Angeles, California 90071
  Attention: Chief Financial Officer/General Counsel

or to either party at such other address(es) as may be specified in a written notice given in accordance herewith.

        This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by Lehman and its successors, transferees and assigns.

        THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN CONFLICTS LAWS) OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officers as of the date first above written.

AAMES FINANCIAL CORPORATION
By:	/s/ JON D. VAN DEUREN Name: Jon D. Van Deuren Title: Senior Vice President

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  EXHIBIT 10.32(d)
GUARANTY